Exhibit index

(d)(3) Form of Investment Management Services Agreement dated August __, 1999, between Registrant, on behalf of AXP Variable Portfolio - Blue Chip Advantage Fund, AXP Variable Portfolio - Growth Fund and AXP Variable Portfolio - Small Cap Advantage Fund and IDS Life Insurance Company.

(d)(5) Form of Addendum to Investment Advisory Agreement dated August __, 1999 between IDS Life Insurance Company and American Express Financial Corporation.

(d)(6) Investment Advisory Agreement between American Express Financial Corporation Inc. and American Express Asset Management International Inc. for IDS Life International Equity Fund dated February 11, 1999.

(d)(9) Form of Administrative Services Agreement dated August __, 1999, between AXP Variable Portfolio - Investment Series, Inc. on behalf of AXP Variable Portfolio - Blue Chip Advantage Fund, AXP Variable Portfolio - Growth Fund and AXP Variable Portfolio - Small Cap Advantage Fund and American Express Financial Corporation.

(g)(3) Form of Custodian Agreement dated August __, 1999, between AXP Variable Portfolio - Investment Series, Inc. on behalf of AXP Variable Portfolio - Blue Chip Advantage Fund, AXP Variable Portfolio - Growth Fund and AXP Variable Portfolio - Small Cap Advantage Fund and American Express Trust Company.

(p)(1) Directors' Power of Attorney to sign Amendments to this Registration Statement dated Jan. 14, 1999.

(p)(2) Officers' Power of Attorney to sign Amendments to this Registration Statement, dated March 1, 1999.